Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board, President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Timothy E. Hoeksema
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Timothy E. Hoeksema
Chairman of the Board, President and Chief Executive Officer

/s/ Robert S. Bahlman
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Robert S. Bahlman
Senior Vice President and Chief Financial Officer

Date: August 14, 2003



          A signed original of this written statement required by 18 U.S.C.
          Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.